UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (I.R.S. Employer Identification No.)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code:  (858) 459-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure

The Registrant disclosed that on Thursday, June 16, 2011, it made a presentation at the LHA Life Sciences & Medical Technology Virtual Conference.  A copy of the presentation materials is being furnished as an exhibit to this report and is incorporated by reference into this Item 7.01.  Also, the Registrant posted the presentation materials to its website (www.aethlonmedical.com) today, June 16, 2011.

The Registrant notes that the following points made in the presentation were disclosures that may represent new information:

Slide number 5 - The registrant detailed the Aethlon ADAPT(™) system.

Slide number 11 – The Registrant has initiated a research study to test the ability of the Aethlon Hemopurifier® to capture of HIV related exosomes that transport immunosuppressive NEF protein.

Slide number 29 – The Registrant detailed its government contract and grant submissions.

The Registrant disclosed that it submitted a response to BARDA CBRN BAA-11-100-00009 on May 31, 2011

The Registrant disclosed plans to submit a proposal to U.S. Army, Blood Purification for Organ Failure SBIR by June 29, 2011

Slide number 30 - The registrant disclosed that its wholly owned subsidiary Exosome Sciences, Inc. may license or initiate sales of the ELLSA research diagnostic tools that identify and quantify exosomes.  Registrant disclosed that over 70% of researchers polled in market survey indicated interest in purchasing the product.

Slide number 31 – The Registrant provided an update on Hepatitis C clinical studies being conducted at the Medanta-Medicity Institute in Delhi, India.

Slide number 33 – Registrant disclosed clinical program opportunities in the European Union; that it is reviewing an investigator-driven protocol proposal to treat cancer patients on dialysis; and plans to request permission from FDA to initiate U.S. clinical studies.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.  The following exhibit is being furnished pursuant to Item 7.01 above.

Exhibit No.	Description

99.1	LHA Life Sciences & Medical Technology Virtual Conference Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.
(Registrant)

Date: June 16, 2011	By:	/s/ James B. Frakes
James B. Frakes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials